UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2017
Materion Corporation
____________________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
____________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Effective February 28, 2017, Materion Advanced Materials Germany GmbH (the "Company") a subsidiary of Materion Corporation, entered into a precious metals consignment agreement (the "Consignment Agreement") with The Bank of Nova Scotia. The Consignment Agreement allows the Company to consign gold, silver, platinum, palladium and rodium in Germany up to $75 million. Simultaneously, Materion Corporation entered into an amendment (the "Amendment") to the Third Amended and Restated Precious Metals Agreement with The Bank of Nova Scotia to reduce the domestic consignment amount by $75 million, from $200 million to $125 million.

The foregoing description of the Consignment Agreement and the Amendment are qualified in their entirety by reference to the full text of the Consignment Agreement and the Amendment, copies of which have been filed as exhibits hereto and incorporated herein by this reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report.

Exhibit	Description
99.1	Consignment Agreement dated as of February 28, 2017.
99.2	Amendment No. 8 to the Amended and Restated Consignment Agreement dated as of February 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

March 1, 2017                    By: /s/ Christopher E. Eberhardt
Christopher E. Eberhardt
Vice President, Tax and Treasury

EXHIBIT INDEX

Exhibit	Description
99.1	Consignment Agreement dated as of February 28, 2017.
99.2	Amendment No. 8 to the Amended and Restated Consignment Agreement dated as of February 28, 2017.